UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2014

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Johnson Controls, Inc. (the "Company") approved an expatriate assignment for Dr. Beda Bolzenius, who is currently the Company’s Vice President, Vice Chairman - Asia Pacific and President - Automotive Experience, under which Dr. Bolzenius will manage the Company’s Shanghai, China headquarters and the Company’s Asia Pacific organization.

On September 9, 2014, Dr. Bolzenius entered into a Global Assignment Letter (the "Assignment Letter") with the Company. Under the terms of the Assignment Letter, Dr. Bolzenius will reside and work in Shanghai, China throughout the term of the Assignment Letter, which will begin upon his receipt of required Chinese work and residence permits (anticipated to be approximately October 1, 2014) and is expected to end on September 30, 2017.

Under the terms of the Assignment Letter, for a two-year period following the completion of the expatriate assignment, Dr. Bolzenius will be provided with a Corporate Vice President position based at the Company’s headquarters in Milwaukee, Wisconsin. In addition, the Assignment Letter provides Dr. Bolzenius with reimbursement of country club dues, certain housing allowances, home sale assistance, home leave travel benefits, as well as an office and Company car in Mexico. Dr. Bolzenius’ existing employment agreement with the Company remains in effect, and the Assignment Letter acknowledges the Company’s right to terminate his employment.

Other benefits under the Assignment Letter, which are generally available to other Company employees entering into expatriate assignments, include tax equalization assistance, certain allowances for goods, services, hardship, relocation and repatriation expenses, host country transportation, car sale assistance, vacation and holidays, arrangement for work and residence visas, and certain medical-related expenses.

Dr. Bolzenius’ base salary effective with the expatriate assignment will remain at the same level as in effect immediately prior to the expatriate assignment. Dr. Bolzenius will continue to participate in the Company’s compensation and benefit programs available to officers generally, including participation in the Company’s annual incentive performance program and long-term incentive performance program, as well as coverage for pension, medical disability and health benefits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

September 15, 2014	By:	/s/ Jerome D. Okarma
		Name:	Jerome D. Okarma
		Title:	Vice President, Secretary and General Counsel